PROSPECTUS SUPPLEMENT

(To Prospectus dated September 13, 2000)

                      Filed Pursuant to Rule 424(b)(3) of the
                      Rules and Regulations Under the Securities
                      Act of 1933

MERRILL CORPORATION

                      Registration Statement Nos.

                      333-32952
                      333-41080
                      333-30732

Recent Developments

    On February 1, 2001, Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the prospectus to Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette Securities Corporation are hereby amended to be references to Credit Suisse First Boston Corporation.

The Date of this Prospectus Supplement is February 1, 2001